UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CHINDEX INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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ISS AND GLASS LEWIS RECOMMEND THAT CHINDEX INTERNATIONAL, INC. SHAREHOLDERS
VOTE “FOR” THE PROPOSED GOING-PRIVATE TRANSACTION

BETHESDA, MD – September 4, 2014 — Chindex International, Inc. (“Chindex” or the “Company”) (Nasdaq: CHDX) announcedtoday that the independent proxy advisory firms, Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co., LLC (“Glass Lewis”), have both recommended that Chindex shareholders vote FOR the proposal to adopt the Amended and Restated Agreement and Plan of Merger, dated as of April 18, 2014, as amended as of August 6, 2014, by and among the Company, Healthy Harmony Holdings, L.P., and Healthy Harmony Acquisition, Inc. (the “Merger Agreement”).

ISS and Glass Lewis are the leading independent international proxy advisory firms and their voting analyses and recommendations are relied upon by thousands of major institutional investment firms, mutual funds and fiduciaries throughout the world.

The Company’s special meeting of stockholders to consider and vote on, among other things, the Merger Agreement will be held at 10:30 a.m., Eastern Time, on Tuesday, September 16, 2014 at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004.

Shareholders who have questions about the Merger Agreement, need additional copies of the Company’s proxy materials, or need assistance in voting their shares are encouraged to contact MacKenzie Partners by email at proxy@mackenziepartners.com or by phone at +1(800) 322-2885 (toll free) or at +1(212) 929-5500 (outside of the United States).

Additional Information

This communication is neither a solicitation of a proxy nor an offer to purchase nor a solicitation of an offer to sell any securities. This communication is also not a substitute for any proxy statement or other filings that may be made with the Securities and Exchange Commission (the “SEC”) with respect to the merger.

In connection with the special meeting, the Company filed a definitive proxy statement with the SEC on August 7, 2014 and may furnish or file other materials with the SEC in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of the Company and contains important information about the Company, the proposed transaction and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THOSE OTHER MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY ARE AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. The proxy statement and other relevant materials, and any other documents filed by Chindex with the SEC, may be obtained, without charge, from the SEC’s website (www.sec.gov) or, without charge, from Chindex by mail or online from the Chindex website at the Investor Relations section of www.chindex.com.

Participants in the Solicitation

Chindex and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Chindex stockholders with respect to the proposed merger. Information regarding any interests that the executive officers and directors of Chindex may have in the transaction described herein is set forth in definitive proxy statement filed with the SEC. Additional information regarding these executive officers and directors is included in the Company’s proxy statement for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2014.

CONTACT: ICR, Inc., Bill Zima, +86-10-6583-7511, +1-646-328-2510